Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues increased 23 percent year-over-year to $109.7 million; GAAP earnings were $0.53 per diluted share; non-GAAP earnings were $0.76 per diluted share

Cash flow from operations was $26.4 million; quarterly dividend rises to $0.21 per share

SAN JOSE, Calif.--(BUSINESS WIRE)--May 7, 2020--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2020. Net revenues for the first quarter were $109.7 million, down four percent compared to the prior quarter and up 23 percent from the first quarter of 2019. Net income for the first quarter was $15.9 million or $0.53 per diluted share compared to $5.28 per share in the prior quarter and $0.25 in the first quarter of 2019. (Net income in the prior quarter included a benefit of $4.78 per share from the settlement of the company’s patent litigation with ON Semiconductor.) Cash flow from operations for the first quarter was $26.4 million.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the tax effects of these items. Non-GAAP net income for the first quarter of 2020 was $22.9 million or $0.76 per diluted share compared with $5.60 per diluted share in the prior quarter (including a benefit of $4.78 per share from the litigation settlement), and $0.41 per diluted share in the first quarter of 2019. A reconciliation of GAAP to non-GAAP financial results appears at the end of this press release.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Our first-quarter results were strong, and we continue to execute well in spite of the challenges presented by the coronavirus pandemic. While the near-term demand outlook is uncertain and a downturn is clearly underway, we remain confident in our long-term growth prospects and continue to invest accordingly. Reflecting the strength of our balance sheet and our confidence in the future of our company, we are also increasing our quarterly dividend by more than ten percent.”

Power Integrations paid a dividend of $0.19 per share on March 31, 2020. A dividend of $0.21 per share will be paid on June 30, 2020 to stockholders of record as of May 29, 2020. The company repurchased approximately 24,000 shares during the quarter for $2.0 million.

Financial Outlook

The company issued the following forecast for the second quarter of 2020:

  Revenues are expected to be $106 million plus or minus $5 million.
  GAAP gross margin is expected to be between 50 percent and 50.5 percent. Non-GAAP gross margin is expected to be between 51 percent and 51.5 percent. (The difference between the expected GAAP and non-GAAP gross margins comprises approximately 0.7 percentage points from amortization of acquisition-related intangible assets and 0.3 percentage points from stock-based compensation.)
  GAAP operating expenses are expected to be approximately $43 million; non-GAAP operating expenses are expected to be approximately $35.5 million. (Non-GAAP expenses are expected to exclude approximately $7.3 million of stock-based compensation and $0.2 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-647-689-4187. A webcast of the call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets, and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the impact of the COVID-19 crisis on demand for the company’s products, its ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global macroeconomic conditions, including changing tariffs and uncertainty regarding trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 7, 2020. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
NET REVENUES	$109,664	$114,457	$89,188

COST OF REVENUES	53,184	56,232	43,714

GROSS PROFIT	56,480	58,225	45,474

OPERATING EXPENSES:
Research and development	19,152	18,298	17,946
Sales and marketing	13,216	14,241	12,590
General and administrative	8,761	10,634	8,390
Amortization of acquisition-related intangible assets	257	378	427
Litigation settlement	-	(168,969)	-
Total operating expenses	41,386	(125,418)	39,353

INCOME FROM OPERATIONS	15,094	183,643	6,121

OTHER INCOME	1,777	1,852	1,152

INCOME BEFORE INCOME TAXES	16,871	185,495	7,273

PROVISION FOR INCOME TAXES	985	27,204	40

NET INCOME	$15,886	$158,291	$7,233

EARNINGS PER SHARE:
Basic	$0.54	$5.38	$0.25
Diluted	$0.53	$5.28	$0.25

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,602	29,427	28,951
Diluted	30,134	30,005	29,446

SUPPLEMENTAL INFORMATION:	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Stock-based compensation expenses included in:
Cost of revenues	$396	$413	$271
Research and development	2,109	2,754	1,632
Sales and marketing	1,392	1,602	1,061
General and administrative	2,813	3,569	1,443
Total stock-based compensation expense	$6,710	$8,338	$4,407

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$799	$955	$794

	Three Months Ended
REVENUE MIX BY END MARKET	March 31, 2020	December 31, 2019	March 31, 2019
Communications	22%	29%	18%
Computer	4%	6%	5%
Consumer	41%	35%	39%
Industrial	33%	30%	38%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$56,480	$58,225	$45,474
GAAP gross margin	51.5%	50.9%	51.0%

Stock-based compensation included in cost of revenues	396	413	271
Amortization of acquisition-related intangible assets	799	955	794

Non-GAAP gross profit	$57,675	$59,593	$46,539
Non-GAAP gross margin	52.6%	52.1%	52.2%

	Three Months Ended
RECONCILIATION OF OPERATING EXPENSES	March 31, 2020	December 31, 2019	March 31, 2019
GAAP operating expenses	$41,386	$(125,418)	$39,353

Less: Stock-based compensation expense included in operating expenses
Research and development	2,109	2,754	1,632
Sales and marketing	1,392	1,602	1,061
General and administrative	2,813	3,569	1,443
Total	6,314	7,925	4,136

Amortization of acquisition-related intangible assets	257	378	427

Non-GAAP operating expenses	$34,815	$(133,721)	$34,790

	Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS	March 31, 2020	December 31, 2019	March 31, 2019
GAAP income from operations	$15,094	$183,643	$6,121
GAAP operating margin	13.8%	160.4%	6.9%

Add: Total stock-based compensation	6,710	8,338	4,407
Amortization of acquisition-related intangible assets	1,056	1,333	1,221

Non-GAAP income from operations	$22,860	$193,314	$11,749
Non-GAAP operating margin	20.8%	168.9%	13.2%

	Three Months Ended
RECONCILIATION OF PROVISION FOR INCOME TAXES	March 31, 2020	December 31, 2019	March 31, 2019
GAAP provision for income taxes	$985	$27,204	$40
GAAP effective tax rate	5.8%	14.7%	0.5%

Tax effect of adjustments to GAAP results	(751)	(53)	(799)

Non-GAAP provision for income taxes	$1,736	$27,257	$839
Non-GAAP effective tax rate	7.0%	14.0%	6.5%

	Three Months Ended
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)	March 31, 2020	December 31, 2019	March 31, 2019
GAAP net income	$15,886	$158,291	$7,233

Adjustments to GAAP net income
Stock-based compensation	6,710	8,338	4,407
Amortization of acquisition-related intangible assets	1,056	1,333	1,221
Tax effect of items excluded from non-GAAP results	(751)	(53)	(799)

Non-GAAP net income	$22,901	$167,909	$12,062

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	30,134	30,005	29,446

Non-GAAP net income per share (diluted)	$0.76	$5.60	$0.41

GAAP net income per share	$0.53	$5.28	$0.25

POWER INTEGRATIONS, INC.
CALCULATION OF EARNINGS PER SHARE BENEFIT OF SETTLEMENT
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Gain from litigation settlement	$-	$168,969	$-
Tax expense attributed to settlement	-	25,543	-
Litigation settlement net of tax	$-	$143,426	$-

Earnings per share benefit of settlement (GAAP and non-GAAP)	$-	$4.78	$-

Diluted average shares outstanding	30,134	30,005	29,446

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$190,459	$178,690
Short-term marketable securities	232,183	232,398
Accounts receivable, net	20,597	24,274
Inventories	96,633	90,380
Prepaid expenses and other current assets	20,570	15,597
Total current assets	560,442	541,339

PROPERTY AND EQUIPMENT, net	123,430	116,619
INTANGIBLE ASSETS, net	15,748	16,865
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	1,739	2,836
OTHER ASSETS	34,231	34,388
Total assets	$827,439	$803,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,156	$27,433
Accrued payroll and related expenses	10,921	13,408
Taxes payable	567	584
Other accrued liabilities	5,826	9,051
Total current liabilities	54,470	50,476

LONG-TERM LIABILITIES:
Income taxes payable	14,840	14,617
Deferred tax liabilities	162	164
Other liabilities	14,137	14,093
Total liabilities	83,609	79,350

STOCKHOLDERS' EQUITY:
Common stock	28	28
Additional paid-in capital	162,343	152,117
Accumulated other comprehensive loss	(4,314)	(3,130)
Retained earnings	585,773	575,531
Total stockholders' equity	743,830	724,546
Total liabilities and stockholders' equity	$827,439	$803,896

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,886	$158,291	$7,233
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	5,488	4,928	4,610
Amortization of intangible assets	1,117	1,373	1,255
Loss on disposal of property and equipment	30	35	96
Stock-based compensation expense	6,710	8,338	4,407
Amortization of premium (accretion of discount) on marketable securities	154	104	(110)
Deferred income taxes	1,095	2,741	1,161
Decrease in accounts receivable allowances for credit losses	(154)	-	(180)
Change in operating assets and liabilities:
Accounts receivable	3,831	1,545	(9,293)
Inventories	(6,253)	(1,670)	(4,223)
Prepaid expenses and other assets	(3,992)	902	(4,229)
Accounts payable	8,828	(3,920)	1,220
Taxes payable and other accrued liabilities	(6,349)	9,492	(871)
Net cash provided by operating activities	26,391	182,159	1,076

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,603)	(9,789)	(3,459)
Acquisition of technology licenses	-	(675)	(214)
Purchases of marketable securities	(16,838)	(71,952)	(4,793)
Proceeds from sales and maturities of marketable securities	15,947	4,150	6,787
Net cash used in investing activities	(12,494)	(78,266)	(1,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	5,529	225	4,500
Repurchase of common stock	(2,013)	-	(7,302)
Payments of dividends to stockholders	(5,644)	(5,590)	(4,937)
Net cash used in financing activities	(2,128)	(5,365)	(7,739)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,769	98,528	(8,342)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	178,690	80,162	134,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$190,459	$178,690	$125,795

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com